Exhibit 99.1

Contact:           Lewis M. Phelps
Maya Pogoda
Sitrick And Company
310-788-2850

Court Approves Plan Funding Commitment and Alternative Proposal Procedures for IBC

Alternative Proposal Procedures Will Provide
Greatest Possible Value to Stakeholders

Kansas City, MO – November 7, 2007 – Interstate Bakeries Corporation (IBC) (OTC:IBCIQ.PK) today announced that the Bankruptcy Court approved its motion to enter into an agreement with Silver Point Finance, L.L.C. to provide the Company with up to $400 million in exit financing upon IBC’s emergence from Chapter 11. The Court also authorized the Company to enter into an agreement supported by approximately 95 percent of the Company’s pre-petition secured lenders to convert funded pre-petition senior secured debt into new debt and equity securities to be issued upon the Company’s emergence from Chapter 11 as well as to pay certain fees associated with the financing. This financing, upon which the Plan of Reorganization is based, contemplates an enterprise value of approximately $580 million.
The Court also approved bidding procedures to govern the process to seek alternative investment proposals.  The transactions contemplated by the agreements with Silver Point and the other Plan Supporters provide a “stake in the ground” for this process  with which to measure the value offered by alternative proposals and ensure that IBC receives the highest and best offer to maximize value for the Company and its constituents. As the Company previously announced, it believes the Alternative Proposal Procedures are broad enough to permit any alternative proposals that may be contemplated.

 “We are very pleased with the Court’s decision today. The Plan Funding Commitment and the Alternative Proposal Procedures are the keys to completing the final stage of the process we began earlier this year – a process we believe will allow our Company to emerge from Chapter 11 and achieve sustainable profitability,” said Chief Executive Officer Craig Jung.
In accordance with the recently approved proposal procedures, indications of interest are due by November 28, 2007 and final proposals must be submitted by January 15, 2008.  In the event multiple proposals are received, an auction will be held on January 22, 2008.  The deadline dates for the auction process were modified by IBC to reflect concerns of certain constituents that the auction process was scheduled at too rapid a pace.
The Company believes that the alternative proposal procedures are the best way to maximize value of the bankruptcy estates to the benefit of its constituents.  The Company also said that it continues to believe that its business plan is the best alternative to maximizing creditor recovery and building a strong future for the Company and its employees. However, as the previously stated, the Company must achieve a mutually acceptable agreement with its unions on modifications to its collective bargaining agreements to be able to implement its business plan and meet the requirements of the Plan Funding Commitment.

The Company also said that it has agreed to enter into a mutually acceptable confidentiality agreement with Yucaipa Companies and the U.S. affiliate of Grupo Bimbo S.A.B de C.V. The confidentiality agreement will allow Yucaipa and Bimbo to speak with third parties, including the Company’s unions. In addition, Yucaipa and Bimbo will be permitted, on a confidential basis, to perform due diligence with respect to the Company and its businesses.  However, if no final proposal is made by Yucaipa and Bimbo by December 13, 2007, the Company’s agreement to provide due diligence and management access will terminate.
“Now that the alternative proposal procedures are in place, we look forward to receiving proposals from other potential investors, including Yucaipa and Bimbo. Moreover, all of our constituents can be reassured that an orderly process is in place to encourage competition among interested parties. This well conceived process, in our view, provides the floor for value and a mechanism to consider whether further proposals provide greater value,” Mr. Jung said.
IBC also said now that the Court has approved the Funding Motion, it will seek to extend the maturity of the DIP facility to June 2, 2008.  The DIP facility is currently scheduled to expire February 9, 2008. “Extension of the DIP financing is valuable because it will assure all constituents that IBC will continue to have access to ample capital resources to operate its business normally through the duration of the alternative proposal process and beyond,” Mr. Jung said.  The Company can provide no assurance that it will be able to obtain an extension of its DIP financing on terms acceptable to it or at all.

As previously announced, the Company did not pursue its September 13 motion seeking to extend its exclusive right to file a plan of reorganization. However, the effect of having filed its Plan of Reorganization on November 5, 2007, coupled with prior orders of the Bankruptcy Court, is that third parties may not file, absent further court order, a plan of reorganization prior to January 7, 2008, which is the date by which IBC has the exclusive right to solicit acceptances with respect to the Reorganization Plan.
About the Company
Interstate Bakeries Corporation is one of the nation’s largest commercial bakers and distributors of fresh-baked bread and sweet goods, sold under various brand names, including Wonder®, Merita®, Home Pride®, Baker’s Inn®, Hostess®, Drake’s®, and Dolly Madison®. The company is headquartered in Kansas City, Missouri.
Interstate Bakeries Corporation filed for bankruptcy protection on September 22, 2004, citing liquidity issues resulting from declining sales, a high fixed-cost structure, excess industry capacity, rising employee healthcare and pension costs, and higher costs for ingredients and energy.  The Company continues to operate its business in the ordinary course as a debtor-in-possession.

Forward-Looking Statement

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company’s views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; the evaluation of various alternatives, including, but not limited to, the sale of some or all of its assets, infusion of capital, debt restructuring and the filing and ultimate approval of a plan of reorganization with the Bankruptcy Court, or any combination of these options; the  terms of any reorganization plan ultimately confirmed; the Company’s ability to implement its business plan developed as a basis for its discussion regarding one or more plans of reorganization; the Company’s ability to obtain concessions from its unionized workforce to reduce costs and allow for greater flexibility in the method and manner of distributing its products; risks associated with the Company’s restructuring activities, including the risks associated with achieving the desired savings; the ability of the Company to operate pursuant to the covenants, terms and certifications of its DIP financing facility as amended and restated; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to negotiate an extension (if necessary) or refinance its DIP financing facility, which expires on February 9, 2008; the ability of the Company to confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; risks associated with cost increases in materials, ingredients, energy and employee wages and benefits; the Company’s ability to successfully reject unfavorable contracts and leases; the duration of the Chapter 11 process;  the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company’s liquidity or results of operations; the instructions, orders and decisions of the bankruptcy court and other effects of legal and administrative proceedings, settlements, investigations and claims; the significant time that will be required by management to implement a plan of reorganization, as well as to evaluate the Company’s various alternatives discussed above; risks associated with product price increases, including the risk that such actions will not effectively offset inflationary cost pressures and may adversely impact sales of the Company’s products; the effectiveness of the Company’s efforts to hedge its exposure to price increases with respect to various ingredients and energy; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; successful implementation of information technology improvements; obligations and uncertainties with respect to a defined benefit pension plan to which we contribute; costs associated with increased contributions to single employer, multiple employer or multi-employer pension plans; the impact of any withdrawal liability arising under the Company’s multi-employer pension plans as a result of prior actions or current consolidations; the effectiveness and adequacy of our information and data systems; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; acceptance of new product offerings by consumers and the Company’s ability to expand existing brands; the performance of the Company’s recent new product introductions, including the success of such new products in achieving and retaining market share; the effectiveness of advertising and marketing spending; any inability to protect and maintain the value of the Company’s intellectual property; future product recalls or food safety concerns; actions of competitors, including pricing policy and promotional spending; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation’s response to such acts and acts of war; and other factors.  These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.